RESTRICTED STOCK AGREEMENT

(under the 1994 Long Term Incentive Plan, as amended)

THIS AGREEMENT made in Cincinnati, Ohio this      day of      20     , between Milacron Inc., a Delaware corporation (hereinafter called the “Company”) and      , a regular salaried employee of the Company or one of its Subsidiaries (hereinafter called the “Employee”).

WITNESSETH:

Whereas, the Company desires to grant to the Employee restricted shares of Milacron Inc. common stock (hereinafter called “Common Stock”), as hereinafter provided, to carry out the purpose of the Milacron Inc. 1994 Long-Term Incentive Plan, as amended, (hereinafter called the “Plan”) for key employees of the Company and its Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and hereinafter in the attached Exhibit A and for other good and valuable consideration, the Company and the Employee do hereby agree as follows:

The Company hereby grants to the Employee, as a matter of separate agreement and not in lieu of other compensation for services, restricted shares of Common Stock (hereinafter called “Restricted Stock”) on the terms and conditions set forth in Exhibit A.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Employee has hereunto set his or her hand, all as of the day and year first above written.

No of Shares:	—
MILACRON INC.

By:

EMPLOYEE:

EXHIBIT A
TO
RESTRICTED STOCK AGREEMENT
(1994)

1.	The Milacron Inc. 1994 Long-Term Incentive Plan, as amended, is hereby incorporated and made a part of this Exhibit A. In the event of any conflict or inconsistency between the Plan and this Exhibit A, the terms of the Plan shall govern.

2.	Ownership of the Restricted Stock and the enjoyment of all rights hereunder are subject to the restrictions, terms and conditions provided in the Plan and this Agreement for a period of three years from the date of grant (“Restriction Period”).

3.	This Restricted Stock shall be registered in the name of the Employee and held by the Company or it’s transfer agent. Except as otherwise provided in the Plan and this Agreement, upon completion of the Restriction Period, certificates for the appropriate number of shares shall be delivered to the Employee.

4.	The Employee shall endorse in blank and deliver to the Secretary of the Company stock powers or other instruments of assignment which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited, or which shall not become vested in accordance with the Plan and this Agreement.

5.	The Employee shall have the right to vote Restricted Stock, to receive and retain all regular cash dividends and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with exception that (i) the Employee will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Employee may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Stock during the Restriction Period; and (iii) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock will cause a forfeiture of such Restricted Stock.

6.	If the Employee ceases to be an Employee of the Company during the Restricted Period, as a result of his death, the restrictions imposed hereunder shall immediately lapse. If the Employees ceases to be an Employee during the Restricted Period and upon the occurrence of his Retirement Date, Disability Date, or with the consent of the Committee, the number of shares of Restricted Stock shall be prorated for the number of days the Employee was an employee of the Company during the Restricted Period and that portion of the total which is not associated with the number of days of employment during the Restricted Period shall be forfeited and the restrictions imposed by the Plan and/or this Agreement shall continue with regard to the remaining shares of Restricted Stock as if the individual remained an Employee. In all other circumstances in which the Employee ceases to be an Employee all shares of Restricted Stock shall thereupon be forfeited to the Company and the certificate or certificates representing such Restricted Stock shall be immediately canceled.

7.	If the Employee has (i) used for profit or disclosed confidential information or trade secrets of the Company to unauthorized persons, or (ii) breached any contract with or violated any legal obligation to the Company, or (iii) failed to make himself available to consult with, supply information to, or otherwise cooperate with the Company at reasonable times and upon a reasonable basis, or (iv) engaged in any other activity which would constitute grounds for his discharge for cause by the Company or a Subsidiary, the Employee’s Restricted Stock Awards shall be forfeited and the certificates representing such stock shall be canceled.

8.	No shares of Common Stock will be delivered to the Employee unless and until all legal requirements applicable to the issuance of such shares have been complied with. The issuance of shares of Common Stock made to the Employee hereunder may be conditioned on the Employee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee deems necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

9.	In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders other than cash dividends, the Committee shall make such adjustment as it deems equitable in its sole discretion in the number of shares of Restricted Stock awarded. Such adjustment will be conclusive and binding for all purposes of the Plan.

10.	The Company will at all times during the Restricted Period reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement and will pay all original issue taxes with respect to the issue of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will use its reasonable efforts to comply with all laws and regulations which, in the opinion of legal counsel for the Company, are applicable thereto.

11.	The Employee awarded Restricted Stock may be required as a condition of such distribution thereof either to pay the Company at the time of distribution thereof the amount of any such taxes which the Company is required to withhold or otherwise deduct and pay with respect to such award or permit the number of shares of Common Stock to be distributed to be reduced by a number equal to the value of such taxes required to be withheld, deducted or paid.

12.	Subject to limitations that may from time to time be placed in the Plan, in the event of a Change of Control, this Restricted Stock Award shall be vested, all restrictions shall lapse and all certificates representing awards hereunder shall be immediately delivered to the Employee unrestricted.

13.	Neither this Agreement nor awards hereunder shall be construed as constituting an employment contract or giving the Employee any right to be retained in the employ of the Company or a Subsidiary.

14.	Unless otherwise stated herein, defined terms used herein shall have the meanings as defined in the Plan and the Restricted Stock Agreement to which this Exhibit A relates.

15.	The Plan shall be administered by the Committee. The Committee’s interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the power vested in it under the Plan and hereunder, will be conclusive and binding on all parties, including the Company, its shareowners and the Employee.

16.	No Restricted Stock or any rights or interests therein of the Employee shall be assignable or transferrable by the Employee except by will or the laws of descent and distribution and no right or interest of the Employee in Restricted Stock shall be subject to any lien, obligation or liability of the Employee.

17.	When used herein, references to the masculine shall include the feminine and references to the feminine shall include the masculine.